Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Ryan Reed
Sr Director, Corporate Development & Investor Relations
(765) 490-5664
ryan.reed@onewabash.com

Wabash Announces Fourth Quarter and Full Year 2022 Results

•Quarterly revenue of $657.4 million
•Quarterly operating income of $57.7 million with operating margin of 8.8%
•Quarterly earnings per diluted share of $0.84
•Record backlog of $3.4 billion bolstered by the addition of long-term customer agreement
•2023 Outlook initiated with midpoints of $2.9 billion revenue and diluted earnings per share of $2.85

LAFAYETTE, Ind. – February 2, 2023 – Wabash (NYSE: WNC), the innovation leader of engineered solutions for the transportation, logistics and distribution industries, today reported results for the quarter and full year ended December 31, 2022.
For the fourth quarter of 2022, net sales were $657.4 million. Operating income was $57.7 million, or 8.8% of sales. Net income attributable to common stockholders was $41.5 million, or $0.84 per diluted share. Sales and EPS both reached record levels during the quarter. For the full year 2022, revenue totaled an annual record of $2.5 billion with operating income of $166.6 million, or 6.7% of sales. Full year net income attributable to common stockholders was $112.3 million, or $2.25 per diluted share. Full year 2022 achieved record levels for both sales and EPS.
Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the fourth quarter of 2022 was $69.8 million, or 10.6% of net sales, and full year operating EBITDA was $224.0 million, or 9.0% of net sales.
Total Company backlog as of December 31, 2022 increased to approximately $3.4 billion as sequential new order activity substantially outpaced shipments, supported by a long-term agreement with J.B. Hunt that was executed during the fourth quarter. Backlog rose 46% compared to September 2022 and was 34% above December 2021. Backlog expected to be shipped within the following 12-months was $2.8 billion as of December 31, 2022.
“Although 2022 will go down as the most successful year of financial performance the Company has achieved so far, the groundwork to enable this execution has been in progress since 2019," explained Brent Yeagy, President and Chief Executive Officer. "The changes to our strategy and the accompanying improvements to our organization that we've communicated in recent years have positioned us for this record performance, which we fully expect to expand upon in 2023.”
Outlook
For the full year ending December 31, 2023, the Company has issued guidance in the range of $2.8 to $3.0 billion in sales with a midpoint of $2.9 billion and earnings per diluted share of $2.70 to $3.00 with a midpoint of $2.85.

Mr. Yeagy continued, “With the partnership of strategic customers like J.B. Hunt, we are jointly exercising a new level of control over our destiny. The commercial implications of this activity are clear from a total backlog of $3.4 billion, which blows away our prior backlog record by almost $1 billion and already provides significant visibility in 2024. What is less noticeable, but just as exciting, is how our Wabash team has embraced the level of change we have driven in recent years and is creating a future with more opportunity for organic growth than the Company has enjoyed at any point since its inception.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter of 2022 and 2021. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended December 31,	2022	2021
Units Shipped
New trailers	13,310	11,655
New truck bodies	3,250	3,230
Used trailers	15	25

	Transportation Solutions		Parts & Services
Three Months Ended December 31,	2022	2021	2022	2021
	(Unaudited, dollars in thousands)
Net sales	$611,088	$443,146	$49,645	$38,143
Gross profit	$83,326	$36,854	$11,271	$7,958
Gross profit margin	13.6%	8.3%	22.7%	20.9%
Income (loss) from operations	$66,998	$(7,623)	$7,899	$1,692
Income (loss) from operations margin	11.0%	(1.7)%	15.9%	4.4%
Adjusted income from operations	$66,998	$17,996	$7,899	$4,419
Adjusted income from operations margin	11.0%	4.1%	15.9%	11.6%
Transportation Solutions’ net sales for the fourth quarter were $611.1 million, an increase of 37.9% compared to the prior year quarter, as a result of robust customer demand and strong production. During the quarter, operating income was $67.0 million, or 11.0% of sales.
Parts & Services' net sales for the fourth quarter were $49.6 million, an increase of 30.2% compared to the prior year quarter, as a result of enhanced organizational focus and the early success of Wabash Parts, the Company's parts distribution joint venture. Operating income was $7.9 million, or 15.9% of sales during the quarter.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, free cash flow, adjusted operating income and margin, adjusted net income attributable to common stockholders, adjusted diluted earnings per share, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.
Operating EBITDA includes noncontrolling interest and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income, the most comparable GAAP financial measure, is included in the tables following this release.

Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash used in operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted operating income and margin, non-GAAP financial measures, exclude certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income and margin excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income and margin to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income margin is calculated by dividing adjusted operating income by total net sales. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect adjustments for non-cash impairment, debt transactions, and the impact of sales and divestitures, and the related tax effects of these adjustments. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net income attributable to common stockholders and adjusted diluted earnings per share to net income attributable to common stockholders and diluted earnings per share, the most comparable GAAP financial measures, are included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking Operating EBITDA, Operating EBITDA Margin, Adjusted Operating Income, Adjusted Operating Income Margin, Free Cash Flow, Adjusted EBITDA Margin, and Adjusted EPS to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
Fourth Quarter 2022 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Thursday, February 2, beginning at 11:00 a.m. EST. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website www.onewabash.com. The conference call will also be accessible by dialing (888) 440-6928, conference ID 6579482. A replay of the call will be available on the site shortly after the conclusion of the presentation.
About Wabash
Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$58,245	$71,778
Accounts receivable, net	255,577	176,511
Inventories	243,870	237,621
Prepaid expenses and other	34,927	43,795
Total current assets	592,619	529,705
Property, plant, and equipment, net	271,116	232,425
Goodwill	188,434	188,443
Intangible assets, net	99,231	114,441
Other assets	52,123	42,057
Total assets	$1,203,523	$1,107,071
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Current portion of finance lease obligations	—	59
Accounts payable	189,141	173,950
Other accrued liabilities	158,327	115,316
Total current liabilities	347,468	289,325
Long-term debt	395,818	428,315
Deferred income taxes	27,758	36,019
Other non-current liabilities	34,354	27,873
Total liabilities	805,398	781,532
Commitments and contingencies
Noncontrolling interest	512	—
Wabash National Corporation Stockholders' equity:
Common stock, $0.01 par value: 200,000,000 shares authorized; 47,675,796 and 48,954,482 shares outstanding, respectively	766	759
Additional paid-in capital	665,941	653,978
Retained earnings	188,241	92,111
Accumulated other comprehensive (loss) income	(882)	859
Treasury stock, at cost: 28,972,928 and 27,013,275 common shares, respectively	(456,453)	(422,168)
Total Wabash National Corporation stockholders' equity	397,613	325,539
Total liabilities, noncontrolling interest, and equity	$1,203,523	$1,107,071

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net sales	$657,449	$479,277	$2,502,129	$1,803,268
Cost of sales	562,852	436,629	2,179,438	1,606,801
Gross profit	94,597	42,648	322,691	196,467
General and administrative expenses	27,962	22,067	113,083	88,807
Selling expenses	5,733	5,371	27,070	23,691
Amortization of intangible assets	3,185	5,630	15,211	22,858
Impairment and other, net	(7)	28,200	685	27,569
Income (loss) from operations	57,724	(18,620)	166,642	33,542
Other income (expense):
Interest expense	(5,184)	(5,097)	(20,525)	(23,128)
Other, net	895	(8,929)	318	(9,124)
Other expense, net	(4,289)	(14,026)	(20,207)	(32,252)
Income (loss) before income tax	53,435	(32,646)	146,435	1,290
Income tax expense (benefit)	11,834	(7,333)	33,665	126
Net income (loss)	41,601	(25,313)	112,770	1,164
Net income attributable to noncontrolling interest	139	—	512	—
Net income (loss) attributable to common stockholders	$41,462	$(25,313)	$112,258	$1,164

Net income (loss) attributable to common stockholders per share:
Basic	$0.86	$(0.51)	$2.31	$0.02
Diluted	$0.84	$(0.51)	$2.25	$0.02
Weighted average common shares outstanding (in thousands):
Basic	47,964	49,400	48,626	50,684
Diluted	49,550	49,400	49,881	51,608

Dividends declared per share	$0.08	$0.08	$0.32	$0.32

WABASH NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net income	$112,770	$1,164
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	31,758	25,984
Amortization of intangibles	15,211	22,858
Net gain on sale of property, plant and equipment and business divestiture	(635)	(1,594)
Loss on debt extinguishment	—	9,504
Deferred income taxes	(7,614)	(8,147)
Stock-based compensation	9,746	7,059
Non-cash interest expense	868	1,082
Impairment	1,339	29,163
Accounts receivable	(79,066)	(80,879)
Inventories	(6,249)	(74,804)
Prepaid expenses and other	1,069	8,570
Accounts payable and accrued liabilities	46,085	54,862
Other, net	(1,198)	(2,292)
Net cash provided by (used in) operating activities	124,084	(7,470)
Cash flows from investing activities:
Cash payments for capital expenditures	(57,086)	(49,105)
Proceeds from sale of assets and business divestiture	1,781	22,029
Net cash used in investing activities	(55,305)	(27,076)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,224	2,228
Borrowings under new senior notes	—	400,000
Dividends paid	(16,020)	(16,435)
Borrowings under revolving credit facilities	72,549	50,823
Payments under revolving credit facilities	(105,584)	(17,788)
Principal payments under finance lease obligations	(59)	(319)
Principal payments against old senior notes	—	(315,000)
Principal payments under term loan credit facility	—	(138,835)
Debt issuance costs paid	(1,137)	(9,296)
Stock repurchases	(34,285)	(66,731)
Net cash used in financing activities	(82,312)	(111,353)
Cash, cash equivalents, and restricted cash:
Net decrease in cash, cash equivalents, and restricted cash	(13,533)	(145,899)
Cash, cash equivalents, and restricted cash at beginning of period	71,778	217,677
Cash, cash equivalents, and restricted cash at end of period	$58,245	$71,778
Supplemental disclosures of cash flow information:
Cash paid for interest	$20,131	$22,040
Net cash paid (refunds received) for income taxes	$18,333	$(467)
Period end balance of payables for property, plant, and equipment	$18,809	$3,785

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended December 31,	2022	2021
Units Shipped
New trailers	13,310	11,655
New truck bodies	3,250	3,230
Used trailers	15	25

Three Months Ended December 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2022
New trailers	$536,376	$330	$(313)	$536,393
Used trailers	—	523	—	523
Components, parts and service	—	34,554	—	34,554
Equipment and other	74,712	14,238	(2,971)	85,979
Total net external sales	$611,088	$49,645	$(3,284)	$657,449
Gross profit	$83,326	$11,271	$—	$94,597
Income (loss) from operations	$66,998	$7,899	$(17,173)	$57,724
Adjusted income (loss) from operations[1]	$66,998	$7,899	$(17,173)	$57,724

2021
New trailers	$388,182	$179	$(181)	$388,180
Used trailers	—	659	—	659
Components, parts and service	—	30,182	—	30,182
Equipment and other	54,964	7,123	(1,831)	60,256
Total net external sales	$443,146	$38,143	$(2,012)	$479,277
Gross profit	$36,854	$7,958	$(2,164)	$42,648
(Loss) income from operations	$(7,623)	$1,692	$(12,689)	$(18,620)
Adjusted income (loss) from operations[1]	$17,996	$4,419	$(12,689)	$9,726

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Twelve Months Ended December 31,	2022	2021
Units Shipped
New trailers	52,035	45,365
New truck bodies	14,800	16,560
Used trailers	95	95

Twelve Months Ended December 31,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2022
New trailers	$2,012,428	$1,722	$(1,286)	$2,012,864
Used trailers	—	2,905	—	2,905
Components, parts and service	—	139,762	—	139,762
Equipment and other	308,486	49,087	(10,975)	346,598
Total net external sales	$2,320,914	$193,476	$(12,261)	$2,502,129
Gross profit	$277,842	$44,849	$—	$322,691
Income (loss) from operations	$209,942	$30,558	$(73,858)	$166,642
Adjusted income (loss) from operations[1]	$209,942	$30,558	$(73,858)	$166,642

2021
New trailers	$1,354,375	$179	$(181)	$1,354,373
Used trailers	165	2,349	—	2,514
Components, parts and service	—	131,929	—	131,929
Equipment and other	278,779	42,709	(7,036)	314,452
Total net external sales	$1,633,319	$177,166	$(7,217)	$1,803,268
Gross profit	$166,630	$36,870	$(7,033)	$196,467
Income (loss) from operations	$61,869	$20,201	$(48,528)	$33,542
Adjusted income (loss) from operations[1]	$87,488	$21,054	$(48,528)	$60,014

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT and COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Transportation Solutions
Income (loss) from operations	$66,998	$(7,623)	$209,942	$61,869
Adjustments:
Trade names & trademarks impairment	—	25,619	—	25,619
Adjusted operating income	66,998	17,996	209,942	87,488
Adjusted operating income margin	11.0%	4.1%	9.0%	5.4%

Parts & Services
Income from operations	7,899	1,692	30,558	20,201
Adjustments:
Trade names & trademarks impairment	—	2,727	—	2,727
Gain on divestiture of Extract Technology	—	—	—	(1,874)
Adjusted operating income	7,899	4,419	30,558	21,054
Adjusted operating income margin	15.9%	11.6%	15.8%	11.9%

Corporate
Loss from operations	(17,173)	(12,689)	(73,858)	(48,528)
Adjustments:
N/A	—	—	—	—
Adjusted operating loss	(17,173)	(12,689)	(73,858)	(48,528)

Consolidated
Income (loss) from operations	57,724	(18,620)	166,642	33,542
Adjustments:
Trade names & trademarks impairment	—	28,346	—	28,346
Gain on divestiture of Extract Technology	—	—	—	(1,874)
Adjusted operating income	$57,724	$9,726	$166,642	$60,014
Adjusted operating income margin	8.8%	2.0%	6.7%	3.3%

1 Adjusted operating income (loss), a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income (loss) excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income (loss) to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. Adjusted operating income margin is calculated by dividing adjusted operating income by total net sales.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$41,601	$(25,313)	$112,770	$1,164
Income tax expense (benefit)	11,834	(7,333)	33,665	126
Interest expense	5,184	5,097	20,525	23,128
Depreciation and amortization	9,704	12,021	46,969	48,842
Stock-based compensation	2,379	1,170	9,746	7,059
Debt transactions[3]	—	9,052	—	9,504
Impairment and other, net	(7)	28,200	685	27,569
Other, net	(895)	(123)	(318)	(380)
Operating EBITDA	$69,800	$22,771	$224,042	$117,012

Adjusted Net Income Attributable to Common Stockholders[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income (loss) attributable to common stockholders	$41,462	$(25,313)	$112,258	$1,164
Adjustments:
Trade names & trademarks impairment	—	28,346	—	28,346
Gain on divestiture of Extract Technology	—	—	—	(1,874)
Debt transactions[3]	—	9,052	—	9,504
Tax effect of aforementioned items	—	(8,415)	—	(8,087)
Adjusted net income attributable to common stockholders	$41,462	$3,670	$112,258	$29,053

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Diluted earnings per share	$0.84	$(0.51)	$2.25	$0.02
Adjustments:
Trade names & trademarks impairment	—	0.57	—	0.56
Gain on divestiture of Extract Technology	—	—	—	(0.04)
Debt transactions[3]	—	0.18	—	0.18
Tax effect of aforementioned items	—	(0.17)	—	(0.16)
Adjusted diluted earnings per share	$0.84	$0.07	$2.25	$0.56

Weighted average diluted shares outstanding (in thousands)	49,550	50,436	49,881	51,608

1 Operating EBITDA includes noncontrolling interest and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment and other, net, and other non-operating income and expense (including any loss on debt extinguishment charges). Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net income attributable to common stockholders and adjusted diluted earnings per share reflect adjustments for non-cash impairment, debt transactions, and the impact of sales and divestitures, and the related tax effects of these adjustments.
3 Debt transactions include losses on debt extinguishment.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Twelve Months Ended December 31,
	2022	2021
Net cash provided by (used in) operating activities	$124,084	$(7,470)
Cash payments for capital expenditures	(57,086)	(49,105)
Free cash flow[1]	$66,998	$(56,575)

1 Free cash flow is defined as net cash provided by (used in) operating activities minus cash payments for capital expenditures. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash used in operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended December 31	2022	2021	2022	2021
Income (loss) from operations	$66,998	$(7,623)	$7,899	$1,692
Depreciation and amortization	8,458	10,364	480	1,107
Impairment and other, net	(1)	25,619	(5)	2,585
Adjusted segment EBITDA	$75,455	$28,360	$8,374	$5,384

Adjusted segment EBITDA margin	12.3%	6.4%	16.9%	14.1%

	Transportation Solutions		Parts & Services
Twelve Months Ended December 31	2022	2021	2022	2021
Income from operations	$209,942	$61,869	$30,558	$20,201
Depreciation and amortization	41,187	41,819	2,717	4,781
Impairment and other, net	(361)	26,554	—	1,025
Adjusted segment EBITDA	$250,768	$130,242	$33,275	$26,007

Adjusted segment EBITDA Margin	10.8%	8.0%	17.2%	14.7%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.